                                                                  Exhibit 10.1



                           BIOTRANSPLANT INCORPORATED
                            Building 75, Third Avenue
                              Charlestown Navy Yard
                              Charlestown, MA 02129

                                 August 19, 2002



Dear Elliot,

     This letter is intended to set forth our agreements relating to the change in your status with BioTransplant Incorporated (the "Company). As you know, effective as of July 22, 2002, you began serving as Chairman of the Board and you no longer served in the capacities of President and Chief Executive Officer. You will serve as Chairman of the Board on a full-time basis until September 11, 2002 ("Termination Date"), at which point you will resign as Chairman and remain a member of the Board of Directors.

     In connection with the foregoing, we have agreed as follows:

     1. CONTINUATION OF SALARY AND BENEFITS. Until the Termination Date, the Company will continue to pay your monthly salary ($25,027.50) and benefits as presently in effect. On the Termination Date, you will receive a payment for all salary, vacation and other benefits accrued through the Termination Date. From and after the Termination Date, you will be entitled to the severance compensation set forth in Section 2 below.

     2. SEVERANCE PAY. From and after the Termination Date and subject to (a) your resignation as Chairman of the Board (in the form of EXHIBIT A to this Agreement),(b) the provisions of Section 5(b) and (c) your continuing compliance with Sections 11, 12 and 13 below, the Company agrees to pay you in twelve (12) equal monthly installments the total of twelve (12) months of your current base salary (for a sum total of $300,330). The first installment of the severance will be paid on September 30, 2002, and each subsequent installment shall be paid on or before the last day of each month. Such severance payments shall be in addition to the payment of all accrued obligations, such as salary, vacation pay and benefits, up to and including the Termination Date. In the event that the Company believes that the conditions set forth above for the payment of severance compensation have not been satisfied (e.g., you have made disparaging comments in violation of Section 11 or have violated the provisions of Section
13), the Company shall notify you in writing prior to suspending any payments, which notice shall specifically identify the alleged violation. If you disagree with the Company's belief, the issue shall be presented to a special Board committee comprised of James Foster and Michael Perry, provided that if either Mr. Foster or Mr. Perry are not on the Board of Directors at such time, then the issue shall be presented to the Compensation Committee as then in effect. Both you and the executive leadership of the Company shall have the opportunity to be heard by the special Board committee or Compensation Committee, as applicable. The applicable committee shall make a determination of whether the conditions to the continuation of severance payments have been satisfied.


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Dr. Elliot Lebowitz
August 19, 2002
Page 2


     3. CONTINUATION OF MEDICAL INSURANCE. You will continue to participate in the Company's medical insurance benefits plans (to the extent permitted by the terms of the applicable benefits plans in effect at the time of termination and subject to any employee contribution applicable to you on the Termination Date) for a period of twelve (12) months after the Termination Date. If, however, you are not permitted by the terms of the applicable medical insurance benefits plans to continue to participate after the Termination Date, and if you elect continued medical insurance coverage pursuant to COBRA, the Company will pay the COBRA premium payments (subject to any employee contribution applicable to you on the Termination Date) on your behalf for a period of twelve (12) months after the Termination Date. Thereafter, the continuation of COBRA coverage will be at your expense.

     4. STOCK OPTIONS. All outstanding stock options shall continue to vest during the twelve (12) months following the Termination Date, and shall, notwithstanding any provisions thereof to the contrary, remain exercisable during such 12-months period, PROVIDED THAT if the Company suspends severance payments due to failure by you to satisfy the conditions set forth in Section 2, both continuation of vesting and your right to exercise the options shall likewise terminate as of the date of such suspension.

     5. RELEASE.

        a) You hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, and parent companies, agents, employees, and attorneys from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies, agents, employees and attorneys up to the date of this Agreement, arising out of your employment with or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 ET SEQ., the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 ET SEQ., and the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, Section 1 ET SEQ., and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C.
Section 1681 ET SEQ., the Massachusetts Civil Rights Act, M.G.L. c. 12 Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93 Section 102 and M.G.L. c. 214, Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, Section 1 ET SEQ., and the Massachusetts Privacy Act, M.G.L. c. 214,
Section 1B, all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above, provided, however, that nothing in this agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you

Dr. Elliot Lebowitz
August 19, 2002
Page 3


acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Notwithstanding the foregoing, it is agreed that this release does not apply to (i) any rights to indemnification that you had or have either as an employee, officer or director of the Company under state law, the corporate by-laws or charter of the Company and/or pursuant to directors and officers insurance, employment practices liability insurance or any other insurance obtained by the Company; (b) any rights that you have as a participant in the Company's benefits plans; (c) any rights that you have to the payment of accrued wages and benefits as of the date of this Agreement; and (d) any rights that you have pursuant to the Massachusetts Workers Compensation statute.

        b) As a condition precedent to the Company's obligations under Sections 2, 3 and 4 above, you and the Company agree to execute a mutual release substantially in the forms of EXHIBIT B and EXHIBIT C, respectively, to this Agreement below covering all claims through the Termination Date.

        c) The Company (defined to include its corporate affiliates, subsidiaries, parent companies and agents) hereby fully, forever, irrevocably and unconditionally releases, remises, and discharges you and your representatives, agents, estate, heirs and assigns from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accountings, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature which the Company ever had or now has against you up to the date of this Agreement arising out of your employment with the Company, your role as an officer and/or director of the Company or your separation from the Company, including, but not limited to, all statutory and common law claims of any kind.

     6. RETURN OF COMPANY PROPERTY. You agree to return all Company property and equipment in your possession or control as of the Termination Date, including, but not limited to, all Company files and documents. You further agree to leave intact all electronic Company documents including those which you developed or helped develop during your employment; provided, however, that this Section 6 does not include electronic mail (e-mail) which routinely has been deleted by you prior to the execution of this Agreement or to any personal e-mail you delete after the execution of this Agreement.

     7. NATURE OF AGREEMENT. The parties understand and agree that this Agreement is a severance and settlement agreement and does not constitute an admission of liability or wrongdoing on the part of either of the parties.

     8. AMENDMENT. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto. This letter Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

Dr. Elliot Lebowitz
August 19, 2002
Page 4


     9. VALIDITY. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected and such illegal and invalid part, term or provision shall be deemed not to be a part of this agreement.

     10. CONFIDENTIALITY. To the extent permitted by law, the parties understand and agree that the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by the parties, their agents and representatives, and none of the above shall be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the authorized agent of each party.

     11. NON-DISPARAGEMENT. You understand and agree that as a condition for payment to you of the monetary or other consideration described above, you shall not make any disparaging or derogatory statements, in writing or orally, in public or private regarding the Company or any of its directors or officers, or the Company's business affairs and financial condition. In addition, the Company agrees that neither it nor its directors and officers shall make any disparaging or derogatory statement in public or private about you, about your performance as an employee, officer or director of the Company or your relationship with the Company. Notwithstanding the foregoing, nothing in this Section 11 is intended to limit your open participation in Board meetings and your open discussions with all other Board members.

     12. COMMUNICATIONS WITH EMPLOYEES. Other than an announcement to be mutually agreed upon by the parties hereto and provided to employees of the Company relating to the transition described in this agreement, neither you nor the Company shall furnish any written communications to employees of the Company concerning the change in the status of your relationship with the Company.

     13. COMMUNICATIONS WITH INVESTORS. Effective as of the date of this Agreement, you agree that you will refrain from communicating with Company investors regarding the Company, whether initiated by you or by any investor, relating to the business, operations, personnel or prospects of the Company. If any investor initiates contact with you regarding the Company, you agree to refer such contact to the officer designated by the Company. In addition, you agree that you will only represent the Company in public settings after receiving the prior written approval of the Company's CEO to do so. Notwithstanding the foregoing, nothing in this Section 13 is intended to limit your open participation in Board meetings and your open discussions with all other Board members.

     14. TRANSITION. From this date until the Termination Date, you will continue to receive all of the same administrative support at the Company, including support from your administrative assistant and continued use and access to your e-mail, voicemail and regular mail. The Company understands that you may take some vacation time from this date until the Termination Date, solely at your discretion. The Company agrees that after the Termination Date, the Company will assist you in the transfer of your e-mail, voicemail and regular mail.

Dr. Elliot Lebowitz
August 19, 2002
Page 5


     15. ENTIRE AGREEMENT. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith, including the offer letter dated April 4, 1991. However, you acknowledge and agree that your non-competition and confidentiality obligations set forth in the Employee Confidential Information, Invention and Non-Competition Agreement, dated April 22, 1991, which is herein amended to reduce your non-competition restriction to a period of one-year commencing with the date you cease to serve as a director, remain in full force and effect, and such amended Agreement is hereby incorporated by reference. All stock option agreements and restricted stock agreements that you entered into with the Company, as amended herein, shall also remain in full force and effect.

     16. INDEMNIFICATION. The Company agrees that if you are made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact you are or were a trustee, director, officer or employee of the Company or any subsidiary of the Company or are or were serving at the request of the Company or any subsidiary as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, you shall be indemnified and held harmless by the Company to the fullest extent authorized by law or by the Certificate of Incorporation and By-Laws of the Company, as the same exists or may hereafter be amended, against all expenses (including, without limitation, attorney fees) incurred or suffered by you in connection therewith, and such indemnification shall continue even if you cease to be an employee, officer, director, trustee or agent, or are no longer employed by the Company and shall inure to the benefit of your heirs, executors and administrators. In addition, you shall be entitled to be covered by directors and officers insurance, if any, that is obtained by the Company, including such policies obtained after your employment has terminated.

     17. APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, and is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

     18. ACKNOWLEDGMENTS. You acknowledge that you have been given twenty-one
(21) days to consider this Agreement and that the Company advised you to consult with any attorney of your own choosing prior to signing this Agreement. You may revoke this agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

     19. VOLUNTARY ASSENT. You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this agreement, and that you fully understand the meaning and intent of this agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this agreement with an attorney. You further state and represent that you have carefully read this


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Dr. Elliot Lebowitz
August 19, 2002
Page 6


agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

     If the foregoing accurately reflects our mutual agreement, please so indicate by countersigning this letter in the space provided below.

     If you have any questions, please do not hesitate to call me. Thank you for your valuable contributions to the Company over these years.

                                     Sincerely,

                                     BIOTRANSPLANT INCORPORATED


                                     By: /s/ Donald Hawthorne
                                         -------------------------------------
                                         Donald Hawthorne
                                         President and Chief Executive Officer




AGREED:

/s/ Elliot Lebowitz
--------------------------------
Elliot Lebowitz

                                    EXHIBIT A

                           FORM OF RESIGNATION LETTER





                                                     September 11, 2002



To the BioTransplant Board of Directors:

         Effective as of the close of business on September 11, 2002, I hereby resign as Chairman of the Board of Directors of BioTransplant Incorporated.



                                   Sincerely,



                                   Dr. Elliot Lebowitz

                                    EXHIBIT B

                          FORM OF DR. LEBOWITZ RELEASE


     Reference is made to the agreement dated as of August 19, 2002 (the "Agreement") between the undersigned and BioTransplant Incorporated (the "Company"). Pursuant to Section 5(b) of the Agreement, and in consideration of the payments to be made by the Company pursuant to the Agreement, the undersigned fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, and parent companies, agents, employees, and attorneys from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which the undersigned ever had or now has against the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies, agents, employees and attorneys up to the date of this Release, arising out of the undersigned's employment with or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.
Section 2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C.
Section 621 ET SEQ., the Americans With Disabilities Act of 1990, 42 U.S.C.
Section 12101 ET SEQ., and the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, Section 1 ET SEQ., and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 ET SEQ., the Massachusetts Civil Rights Act, M.G.L. c. 12 Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93 Section 102 and M.G.L. c. 214, Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, Section 1 ET SEQ., and the Massachusetts Privacy Act, M.G.L. c. 214, Section 1B, all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, and any claim or damage arising out of the undersigned's employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above, provided, however, that nothing in this agreement prevents the undersigned from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that the undersigned acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Notwithstanding the foregoing, it is agreed that this release does not apply to
(i) any rights to indemnification that the undersigned had or has either as an employee, officer or director of the Company under state law, the corporate by-laws or charter of the Company and/or pursuant to directors and officers insurance, employment practices liability insurance or any other insurance obtained by the Company; (b) any rights that the undersigned has as a participant in the Company's benefits plans; (c) any rights that the undersigned has to the payment of accrued wages and benefits as of the date of this Release; and (d) any rights that the undersigned has pursuant to the Massachusetts Workers Compensation statute.

     EXECUTED as a sealed instrument as of September 11, 2002.



                                               ---------------------------------
                                               Dr. Elliot Lebowitz

                                    EXHIBIT C

                             FORM OF COMPANY RELEASE



         Reference is made to the agreement dated as of August 19, 2002 (the "Agreement") between BioTransplant Incorporated (the "Company") and Dr. Elliot Lebowitz ("Dr. Lebowitz"). Pursuant to Section 5(b) of the Agreement, the Company (defined to include its corporate affiliates, subsidiaries, parent companies and agents) hereby fully, forever, irrevocably and unconditionally releases, remises, and discharges Dr. Lebowitz and his representatives, agents, estate, heirs and assigns from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accountings, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys' fees and costs), of every kind and nature which the Company ever had or now has against Dr. Lebowitz up to the date of this Release arising out of Dr. Lebowitz' employment with the Company, his role as an officer and/or director of the Company or his separation from the Company, including, but not limited to, all statutory and common law claims of any kind.

         EXECUTED as a sealed instrument as of September 11, 2002.



                                      BIOTRANSPLANT INCORPORATED


                                      By:  ____________________________________
                                           Donald Hawthorne
                                           President and Chief Executive Officer